EXHIBIT 31.1

I, Richard MacPherson, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Midwest Energy Emissions Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 30, 2019	By:	/s/ Richard MacPherson
Richard MacPherson
President and Chief Executive Officer
(Principal Executive Officer)